                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to s240.14a-11(c) or s240.14a-12

                         Plenum Publishing Corporation
......................................................................
                (Name of Registrant as Specified In Its Charter)

                         Plenum Publishing Corporation
......................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and Exchange Act 0-11.1

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.

  ..................................................................

  4) Proposed maximum aggregate value of transaction:

  ...................................................................

1.Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ......................................

  2) Form, Schedule or Registration Statement No.:

  ......................................

  3) Filing Party:

  ......................................

                         PLENUM PUBLISHING CORPORATION

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On June 16, 1994

                          ___________________________


To the Holders of the Common Stock:

          PLEASE TAKE NOTICE, that the Annual Meeting of Stockholders of PLENUM PUBLISHING CORPORATION will be held on June 16, 1994 at 10:00 a.m., Eastern Daylight Time, at the offices of the Company, 233 Spring Street, New York, New York, 5th floor.
          The purposes of the meeting are as follows:
          1. To elect three directors of the Company to serve for a term of two years; and
          2. To transact such other business as may properly be brought before the meeting.
          Stockholders of record as of the close of business on May 9, 1994 will be entitled to vote at said meeting.
          Enclosed is the 1993 Annual Report to Shareholders, along with a proxy statement and proxy. Stockholders who do not expect to attend the Annual Meeting are requested to sign and return the enclosed proxy in the enclosed envelope.
          By Order of the Board of Directors

                                      BERNARD BRESSLER,
                                               Secretary

May 16, 1994

                         PLENUM PUBLISHING CORPORATION
                               233 Spring Street
                            New York, New York 10013

                           _________________________

                  PROXY STATEMENT FOR HOLDERS OF COMMON STOCK
                           _________________________


          This Proxy Statement is furnished to stockholders of PLENUM PUBLISHING CORPORATION in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. Such meeting will be held on June 16, 1994, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the notice of meeting. It is anticipated that this Proxy Statement and accompanying material will be mailed to stockholders on May 16,1994.
          If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy is in ballot form and each stockholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying notice of Annual Meeting and as set forth and discussed in this Proxy Statement. The proposal will be presented by the Board of Directors of the Company. Where a choice is specified with respect to the proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Martin E. Tash, Mark Shaw and Bernard Bressler.

                         VOTING SECURITIES OUTSTANDING
                         -----------------------------

          Stockholders of record entitled to vote will be determined as of the close of business on May 9, 1994. At that date, there were outstanding and entitled to vote 4,496,000 shares of common stock of the Company (constituting the only class of stock outstanding and entitled to vote at the meeting). Each share of common stock entitles the holder thereof to one vote.
          Set forth below is information concerning persons known to the Company to be beneficial owners of more than 5% of the common stock of the Company as of May 9, 1994:

                                              Amount and
                                              Nature of
                 Name and Address of          Beneficial   Percentage
Title of Class   Beneficial Owner             Ownership     of Class
- - --------------   -------------------          ----------   -----------
Common Stock     Martin E. Tash                  423,402
$.10 par value   233 Spring Street               shares(1)    9.42%
                 New York, NY  10013

                 Arlene S. Tash                  298,229
                 17049 Northway Circle           shares(2)    6.63%
                 Boca Raton, FL 33496

                 Southeastern Asset              328,000
                  Management, Inc.               shares(3)    7.30%
                 860 Ridgelake Boulevard
                 Memphis, TN 38120

                 Quest Advisory Corp.            456,150
                 and Quest Management            shares(4)   10.15%
                 Company as a Group
                 1414 Avenue of the Americas
                 New York, NY 10019


Footnotes
- - ---------

(1) Includes 112,253 shares held by the Company's Profit Sharing Plan, as to which Mr. Tash has voting and investment power. Of the aggregate of 423,402 shares shown, Mr. Tash has sole voting and investment power as to 125,173, and shared voting and investment power with his wife as to 298,229.

(2)    Shares are owned jointly by Mrs. Tash with her husband, Martin
       E. Tash, and she shares voting and investment power with him. Shares are included in the 423,402 shares shown as owned by Mr. Tash.

(3) Number of shares as shown in beneficial owner's Amendment No. 2 to Schedule 13G dated February 11, 1994, filed with the Securities and Exchange Commission, reporting ownership as of December 31, 1993. According to such Schedule 13G, Southeastern Asset Management, Inc. is an Investment Adviser registered under the Investment Advisers Act of 1940. It has sole voting power and no dispositive power as to 218,000 of the shares shown, and shared voting and dispositive power as to 110,000 of said shares. According to the Schedule 13G, all of the aforesaid securities
       "are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. As permitted by Rule 13d-4, the filing of this statement shall not be construed as an admission that Southeastern is the beneficial owner of any of [such] securities." The Schedule 13G was also filed by O. Mason Hawkins, Chairman of the Board and President of Southeastern "in the event he could be deemed to be a controlling person of that firm as the result of his official position with or ownership of voting securities. The existence of such control is expressly disclaimed. Mr. Hawkins does not own directly or indirectly any securities covered by this statement for his own account. As permitted by Rule 13d-4, the filing of this statement shall not be construed as an admission that Mr. Hawkins is the beneficial owner of any of the securities covered by this statement." The Schedule 13G reflects that Mr. Hawkins has voting or dispositive power as to none of the Registrant's shares.

(4)    Number of shares as shown in beneficial owner's Amendment No. 1 to
       Schedule 13G dated February 8, 1994, reporting ownership as of December 31, 1993. According to such Schedule 13G, each of Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC") is an Investment Adviser registered under the Investment Advisers Act of 1940. Quest has sole voting and dispositive power as to 418,650 of the shares shown above, representing 9.31% of the outstanding Common Stock, and QMC has sole voting and dispositive power as to 37,500 of the shares shown above, representing 0.84% of the outstanding Common Stock. The Schedule 13G also includes Charles M. Royce as part of the Group and indicates that he may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to beneficially own the shares of the Registrant beneficially owned by Quest and QMC. Mr. Royce owns no shares of the Registrant outside of Quest and QMC and has disclaimed beneficial ownership of the shares reported above.

                              ELECTION OF DIRECTORS
                             ---------------------

          Proxies solicited herein will be voted for the election, as directors of the Company, of the three nominees named in the following table. The Company's Certificate of Incorporation provides for two classes of directors. Each class consists of three directors and is elected for a term of two years. All of the nominees are now directors and were elected by a vote of stockholders at a meeting at which proxies were solicited. Management has no reason to expect that any of these nominees will fail to be a candidate at the meeting and, therefore, does not at this time have in mind any substitute for any nominee. In the event that any nominee for director should be unavailable, it is intended that such shares will be voted for the substitute nominee or nominees, as may be determined by the Board of Directors.
          In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, the election of directors requires a plurality of the votes cast. Proxies and ballots marked "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees," or specifying that votes be withheld for one or more designated nominees, or which are executed without specification of a choice (in which case they will be voted for all nominees), are counted to determine the total number of votes cast. Broker non-votes are not counted.
          Proxies will be voted (unless authority is withheld) for the election of Martin E. Tash, Mark Shaw and Bernard Bressler, who will hold office until the Annual Meeting to be held in 1996, and until their respective successors are elected and qualify.
          The following table sets forth the names, ages, principal occupations and other information regarding the nominees:

                                          Year First
Name, Age and Nature of Positions         Became a       Business Experience and
and Offices Held with the Company         Director       Other Directorships
- - ---------------------------------         ----------     ------------------------
Martin E. Tash,                              1972        Mr. Tash has been actively
age 53,                                                  engaged in the Company's
Chairman of the Board                                    business since 1971.  He has
and President                                            been Chairman of the Board and
                                                         President since July 15, 1977,
                                                         and served as Treasurer and
                                                         Chief Financial Officer from
                                                         1971 until September 29, 1986.
                                                         Mr. Tash is also Chairman of the
                                                         Board and Chief Executive Offi-
                                                         cer of Gradco Systems, Inc.

Mark Shaw,                                   1977        Mr. Shaw has been actively
age 55                                                   engaged in the Company's
Executive Vice President                                 business since 1963.  He has
and Director                                             been Executive Vice President
                                                         since July 15, 1977, and manages
                                                         the Company's book and journal
                                                         publication program.

Bernard Bressler,                            1962        Mr. Bressler has been a
age 66                                                   practicing attorney since 1952,
Secretary and Director                                   and is presently a member of the
                                                         firm of Bressler, Amery & Ross,
                                                         counsel to the Company.  Mr.
                                                         Bressler is also a director of
                                                         Gradco Systems, Inc.

          The following table sets forth the names, ages, principal occupations, and other information regarding the Company's other directors and executive officer. The term of office of the directors listed below will expire in 1995. The term of office of all executive officers expires at the next Annual Meeting of Stockholders of the Company.

                                          Year First
Name, Age and Nature of Positions         Became a       Business Experience and
and Offices Held with the Company         Director       Other Directorships
- - ---------------------------------         ----------     ------------------------
N. Bruce Hannay,                             1977        Dr. Hannay has been a business
age 73                                                   and technical consultant since
Director                                                 his retirement, as of April 10,
                                                         1982, from Bell Telephone Labo-
                                                         ratories, Incorporated where he
                                                         had held the position of Vice
                                                         President - Research and Pat-
                                                         ents for the preceding ten
                                                         years.  Dr. Hannay had been
                                                         employed by Bell Laboratories
                                                         since 1944 and had been engaged
                                                         in a variety of research pro-
                                                         grams.  Dr. Hannay performs
                                                         consulting services for several
                                                         companies, and is a director of
                                                         General Signal Corp., and of a
                                                         group of mutual funds sponsored
                                                         by Alex. Brown & Sons, Inc.

Howard F. Mathiasen,                         1978        Mr. Mathiasen is retired.  From
age 56                                                   July 1982 to June 1987 Mr.
Director                                                 Mathiasen was Senior Vice Pres-
                                                         ident of National Westminster
                                                         Bank U.S.A. (formerly known as
                                                         The National Bank of North
                                                         America).  Between June 1979
                                                         and July 1982 he was Vice Pres-
                                                         ident of that Bank.  Between
                                                         May 1, 1978 and April 1979, Mr.
                                                         Mathiasen was Senior Vice Pres-
                                                         ident of Nassau Trust Company.
                                                         Between January 1975 and May
                                                         1978, Mr. Mathiasen was Vice
                                                         President of Chemical Bank.

Earl Ubell,                                  1972        Mr. Ubell has been the Health
age 67                                                   and Science Editor of WCBS-TV
Director                                                 since September 11, 1978.  Be-
                                                         tween August 1976 and September
                                                         1978, Mr. Ubell was the Produ-
                                                         cer of Special Events and Docu-
                                                         mentaries for NBC News.  For
                                                         more than three years prior to
                                                         that time, Mr. Ubell was the
                                                         Director of News of WNBC-TV.

Ghanshyam A. Patel, age 57                     --        Mr. Patel has been Treasurer
Treasurer and Chief Financial                            and Chief Financial Officer
Officer.                                                 of the Company since September
                                                         29, 1986.  Prior to that he was
                                                         with the accounting firm of
                                                         Ernst & Whinney (predecessor to
                                                         Ernst & Young) from April 1970
                                                         and served in the capacity of
                                                         Senior Manager commencing June
                                                         1977.

The executive officers of the Company are Messrs. Tash, Shaw, and Patel.

           EQUITY SECURITIES OWNERSHIP OF DIRECTORS AND OFFICERS
           -----------------------------------------------------

          The following table sets forth the beneficial ownership of common stock of the Company by each director, each of the executive officers named in the Summary Compensation Table set forth below, and by all executive officers and directors as a group, without naming them (7 persons), as of May 9, 1994:

                                             Amount and Nature of    Percentage
Title of Class     Name of Beneficial Owner  Beneficial Ownership    of Class
- - --------------     -----------------------   --------------------    ----------
Common Stock,      Martin E. Tash            423,402 (1)              9.42%
$.10 par value
                   Mark Shaw                  80,667 (2)              1.79%

                   Earl Ubell                  1,000                    *

                   Howard F. Mathiasen        28,125                    *

                   Bernard Bressler           12,809 (3)                *

                   N. Bruce Hannay             1,000 (4)                *

                   Ghanshyam A. Patel          9,898 (5)                *

                   All Officers and          556,901                 12.39%
                   Directors as a Group
                   (seven persons,
                   comprising all those
                   shown above)
____________________

* Less than 1%.

(1) See footnote (1) to table in section, VOTING SECURITIES OUTSTANDING, above.

(2) Includes 50,625 shares held in trust for adult children. Of the aggregate of 80,667 shares shown, Mr. Shaw has sole voting and dispositive power as to 67,085 and shared voting and dispositive power with his wife as to 13,582.

(3) Includes 572 shares held by a trustee for Mr. Bressler under an Individual Retirement Account. Does not include 12,497 shares held by Mr. Bressler's wife as to which he disclaims beneficial ownership.

(4) Shares are held in the name of Dr. Hannay's wife, and comprise community property. Dr. Hannay therefore has a direct beneficial ownership interest in the shares. He and his wife have shared voting and dispositive power.

(5) Includes 4,548 shares held by the Company's Profit Sharing Plan, as to which Mr. Patel has sole voting and dispositive power. As to the balance of 5,350 shares, Mr. Patel shares voting and dispositive power with his wife.

             COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
             -------------------------------------------------

         The Company's Board of Directors has a standing Audit Committee. The members of the Board who serve on the Audit Committee are Earl Ubell and N. Bruce Hannay. The Committee met once during the Company's last fiscal year, which ended December 31, 1992. The functions of the Committee include the recommendation to the Board of independent auditors for the annual audit of the Company, and the discussion and review of the audit work with the auditors so appointed.
         The Board of Directors met three (3) times during the last fiscal year. The entire Board attended all of the meetings.
         The Company has no Nominating Committee or Compensation Committee.

             COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
             ------------------------------------------------

Summary Compensation Table.
- - --------------------------

         The following table sets forth all compensation awarded to, earned by or paid to the following persons through May 16, 1994 for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended December 31, 1993, 1992 and 1991:

(1) the Company's Chief Executive Officer, and (2) each of the other executive officers whose total compensation for the fiscal year ended December 31, 1993 required to be disclosed in column (c) and (d) below exceeded $100,000.

                        SUMMARY COMPENSATION TABLE
                        ---------------------------

(a)                   (b)       (c)         (d)1         (e)2
Name and                                                 All Other
Principal Position    Year     Salary ($)   Bonus ($)    Compensation ($)
- - ------------------    ----     ----------   ---------   ----------------
Martin E. Tash        1993    290,000       295,400     30,000
Chairman of the       1992    275,000       335,650     30,000
Board and President   1991    250,000       287,350     30,000
(Chief Executive
 Officer)

Mark Shaw             1993    290,000       211,000     30,000
Executive Vice        1992    275,000       239,750     30,000
 President            1991    250,000       205,250     30,000

Ghanshyam A. Patel    1993    136,000       33,000      22,868
Treasurer and Chief   1992    130,000       37,500      20,839
 Financial Officer    1991    120,000       32,000      18,196


1.Represents amounts paid to the named executive officer, for the applicable fiscal year, under the Company's Incentive Compensation
Plan.  For each fiscal year an amount equal to 5% of the Company's
Income from Operations as reported in the Company's year-end financial statements (together with, when applicable, 5% of the excess of cumulative Investment Profit over cumulative Investment Loss) is distributed to key employees. Thirty-five percent of such amount is distributed to the chief executive officer and 25% is distributed to the next senior officer. The balance of such amount is distributed as determined by the chief executive officer. Since cumulative
Investment Profit (as defined) earned after 1990, through December
31, 1992, exceeded Investment Loss (as defined) incurred in 1990, the excess was added to Income from Operations for the purpose of calculating incentive compensation for 1992. Since there was Investment Profit
(as defined) in 1993, the amount of such Profit was added to Income from Operations for the purpose of calculating incentive compensation for 1993.

2.Represents amount of contribution made to or accrued for the account of the named executive officer, in respect of the applicable fiscal year, in the Company's Profit Sharing Plan (a defined contribution plan qualified under the Internal Revenue Code). The Plan is maintained for all full-time employees who have completed certain minimum periods of service. The
Company contributes to the Plan specified amounts based upon its after tax income as a percentage of gross revenue. The Company's contribution to the Plan for each employee is determined by his salary level and length of service. Contributions are invested by the Plan Trustee in stock of the Company and/or in a variety of other investment options, depending upon the employee's election. Interests in the Plan become vested to the extent of 20% after three years of service and vest at the rate of an additional 20% for each year of service thereafter and in any event become 100% vested at death or at the "normal retirement age" of 55 as specified in the Plan.
Each employee (or his beneficiary) is entitled to receive the value of his vested interest upon his death or retirement. He may also receive the value of such interest upon prior termination of his services with the Company, or if he elects at any time to withdraw his interest. The interests of Messrs. Tash, Shaw and Patel are fully vested.

         The aggregate contributions made or accrued by the Company through the end of fiscal 1993 for Messrs. Tash, Shaw and Patel under this Plan are $405,650, $425,525 and $109,694, respectively; these contributions have been invested in the manner set forth above, and (as to Mr. Shaw) a portion of the investments was transferred from the Plan into a private profit sharing plan of which Mr. Shaw is the beneficiary.

Compensation of Directors.
- - -------------------------

  Directors fees for Dr. N. Bruce Hannay and Messrs. Earl Ubell and Howard F. Mathiasen are currently at the rate of $9,500 per annum each. Directors of the Company who are also officers of the Company receive no additional compensation for their services as directors.
Termination of Employment and Change of Control Arrangements Regarding Named Executive Officers.
- - ------------------------------------------------------------

         See footnote (2) to the Summary Compensation Table for information as to entitlement of Messrs. Tash, Shaw and Patel to receive certain distributions under the Company's Profit Sharing
Plan upon termination of their employment.
      On September 22, 1989, the Company adopted Amended Contingent Compensation Agreements with Martin Tash and Mark Shaw (executive officers of the Company named in the Summary Compensation Table) and with Harry Allcock and Marshall Lebowitz (officers of subsidiaries of the Company). The Amended Agreements supersede the Contingent Compensation Agreements, adopted on October 8, 1986, and provide that if (a) during the officer's employment or within six months after his employment terminates, there is a sale of 75% of the book value of the Company's operating assets (as defined), or if any person or group becomes the owner of over 25% of the Company's outstanding stock, and (b) the officer's employment is terminated at or prior to the end of the sixth month after such event, then the Company shall pay the terminated officer cash equal to 290% of the officer's average annual taxable compensation over the preceding five calendar years. The Amended Agreements add a provision specifying that a successor in interest to the Company would remain liable thereunder. They are otherwise substantially identical to the original Agreements.
      On December 14, 1993, the Company entered into Contingent Compensation Agreements with Ghanshyam Patel (an executive officer of the Company named in the Summary Compensation Table) and Ken Derham
(an officer of a subsidiary of the Company) on the same terms as the Amended Agreements described above.

Indemnification Agreements.
- - --------------------------

         In September 1987, the Company's liability insurance for its directors and officers expired and was not renewed due to the significantly increased cost. In light of this development, and to provide increased protection, the Company's By-Laws were amended on November 18, 1987 to require the Company to advance expenses of directors or officers in defending a civil or criminal action as such expenses are incurred, subject to certain conditions. Furthermore, on that date the Company entered into a contract with each of its directors and executive officers, requiring indemnification for expenses, judgments, fines and amounts paid in settlement, in accordance with the By-Laws as amended, or any future By-Laws which provide greater indemnification. (On December
14, 1993, the Company entered into a substantially identical contract with an officer of one of its subsidiaries.) The present By-Laws provide for such indemnification, in connection with claims arising from service to the Company, or to another entity at the Company's request, except where it would be prohibited under applicable law.

Compensation Committee Interlocks and Insider Participation
- - -----------------------------------------------------------

              The Company's Board of Directors has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by the Board. During the fiscal year ended December 31, 1993, the officers of the Company participating in the Board's deliberations concerning executive compensation were Martin E. Tash, Mark Shaw and Bernard Bressler (who are members of the Board).
              During the fiscal year ended December 31, 1993, Martin
E. Tash (an executive officer of the Company) served as a member of the Board of Directors of Gradco Systems, Inc. ("Gradco").
Gradco has no compensation committee (or other Board committee performing equivalent functions); compensation policies applicable to executive officers are determined by its Board.  Mr. Tash is an executive officer of Gradco and is the only such executive officer who also served on the Company's Board. Bernard Bressler (Secretary and a director of the Company) is an officer and director of Gradco, but he is not an executive officer of either entity.
              During the period since January 1, 1993, there were no transactions between the Company and Gradco of the type required to be disclosed under Certain Relationships and Related Transactions (below).
                ----------------------------------------------

Board Report on Executive Compensation
- - --------------------------------------

         The Board of Directors of the Company, consisting of six members, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. Two executive officers (Messrs. Tash and Shaw) are members of the Board, the third (Mr. Patel) is not.
         The Company's compensation program for executive officers currently consists of three principal elements; (i) annual salary payments, (ii) annual payments under the Company's Incentive
Compensation Plan (described in footnote (1) to the Summary
Compensation Table, above), and (iii) annual contributions to the Company's Profit Sharing Plan (described in footnote (2) to the
Summary Compensation Table).
         In determining salary amounts, the Board historically has assessed such factors as earnings performance of publishing operations, preservation of stockholder values, and the ability of management to respond to complex developments or exceptional challenges. Within this framework, the Board considered, among other things, the following factors in making decisions regarding salaries to be paid in 1993: (i) as to earnings performance, income from publishing operations remained at a satisfactory level in 1992 despite recessionary economic conditions and increased costs of the Company's Russian journal translation program; (ii) as to preservation of stockholder values, the Board deemed the Company's annual cumulative total stockholder return to be satisfactory; (iii) as to management's responses to unique circumstances, the Board took into account its view that management was dealing promptly and effectively with the increasingly complex situation involving the Company's Russian journal translation contract with the Copyright
Agency of the former Soviet Government. On the basis of its subjective evaluation of all of the above factors, the Board determined that the salaries of each of Messrs. Tash and Shaw should be raised from $275,000 in 1992 to $290,000 in 1993, and that Mr. Patel's salary should be raised from $130,000 to $136,000.
         As set forth in footnote (1) to the Summary Compensation
Table, total payments to key employees for each year under the Incentive Compensation Plan are determined as 5% of Income from Operations (as defined in the Plan) for such year, together with 5% of the excess of cumulative Investment Profit over cumulative
Investment Loss (when applicable). Thus, the payments (including those for 1993) are based exclusively on the Company's earnings performance in a given year, and create direct monetary benefit to key employees responsible for cost control and efficiency of operation. The amounts paid are not based upon the salaries of the covered employees. Messrs. Tash and Shaw (as the chief executive officer and next senior officer of the Company) each receives a percentage of the total amount fixed in the Plan, and the balance (including the amount for Mr. Patel) is distributed as determined by Mr. Tash, based on his evaluation of various subjective factors. The amounts paid to Messrs. Tash, Shaw and Patel were lower for 1993 ($295,400, $211,000 and $33,000, respectively) than for 1992 ($335,640, $239,750 and $37,500, respectively), principally because Investment Profit decreased, thereby reducing the total amount of the bonus pool.
         As set forth in footnote (2) to the Summary Compensation
Table, the Company's contributions for each year under the Profit
Sharing Plan (maintained for all eligible full-time employees) are in specified amounts based on after-tax income as a percentage of gross revenues for the year. The contribution for the account of each employee (including Messrs. Tash, Shaw and Patel) is determined by his salary level and length of service. Thus, the contributions (including those for 1993) are related to corporate earnings performance, and to the longevity and level of service.
The amount of salary which is recognized for benefit purposes is subject to a certain statutory limits which, as applied to the Company, effectively cap eligible compensation at $200,000.
         The Incentive Compensation Plan was originally adopted in 1971 and the Profit Sharing Plan in 1966. Because the Plans are formula-based, they do not involve year-to-year compensation decisions by the Board. Each of the Plans is subject to amendment by the Board, and each has been so amended in certain respects since its adoption. The amendments likewise have not involved year-to-year compensation decisions, but rather have related to matters affecting the on-going administration of the Plans. As to the Incentive Plan, the percentages of the total distributable amount which are payable to the chief executive officer and next senior officer of the Company have not been changed since the Plan's inception. The amendments to the Plans have left unchanged the overall compensation policy as reflected therein, which is to recognize and reward contributions by employees of the Company (including its executive officers) to its successful operation, with appropriate regard to longevity and level of service.
This policy is supported by the current Board.
         Mr. Tash's compensation results from his participation in the same compensation program as the other executive officers of the Company. His 1993 salary was determined by the Board applying the salary principles outlined above in the same manner as they were applied to the other executives, and the amounts of his Incentive Plan payment and Profit Sharing Plan contribution were determined in accordance with the formulas described above, applicable to all participants in such Plans.

                   Plenum Publishing Corporation Board of Directors
                        Martin E. Tash, Chairman
                        Bernard Bressler
                        N. Bruce Hannay
                        Howard F. Mathiasen
                        Mark Shaw
                        Earl Ubell


Performance Graph
- - -----------------

         The performance graph and related text are being filed on paper under cover of Form SE pursuant to Rules 304(d)(1) and 311(b) of Regulation S-T.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

              Bernard Bressler, Secretary and a director of the Company, is a member of the law firm of Bressler, Amery & Ross, counsel to the Company. During the 1993 fiscal year, the Company paid legal fees of $192,899 to such firm.

                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 ----------------------------------------

         The independent certified public accountants selected by Management to audit the Company's books and records for the current fiscal year is the firm of Ernst & Young. Said firm also audited the Company's books and records for the fiscal year ended December 31, 1993.
         It is expected that representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire and to answer appropriate questions of stockholders.

                               MISCELLANEOUS
                               -------------

Transaction of Other Business
- - -----------------------------

          As of the date of this statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Stockholder Proposals
- - ---------------------

          In order for stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in New York City prior to January 17, 1995.

                          SOLICITATION OF PROXIES
                          -----------------------

          The entire expense of preparing, assembling and mailing the proxy statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary in order to insure sufficient representation, officers and other regular employees of the Company, who will not be additionally compensated therefor, may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends on how promptly proxies are received, and stockholders are urged to send their proxies without delay.

               By Order of the Board of Directors

                                            MARTIN E. TASH
                                            President
Dated:  New York, New York
        May 16, 1994

                         PLENUM PUBLISHING CORPORATION
                    SOLICITED BY THE BOARD OF DIRECTORS
                    For use at the June 16, 1994 Annual Meeting



       The undersigned hereby appoints as proxies for the undersigned with power of substitution, Martin E. Tash, Mark Shaw and Bernard Bressler, who may act by a majority of said proxies and shall be present at the meeting to vote all of the stock of the undersigned as follows regarding the election of directors:

- - ----- FOR all nominees listed                 ----- WITHOUT AUTHORITY to
      below (except as marked                       vote for all nominees
      to the contrary below)                        listed below

           Martin E. Tash, Mark Shaw, Bernard Bressler

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominees's name on the line provided below.)

      --------------------------------------------------------------------

and in their discretion upon such other business as may be properly brought before the Annual Meeting of Stockholders of PLENUM PUBLISHING CORPORATION to be held at the offices of the Company, 233 Spring Street, New York, New York, 5th floor, on June 16, 1994 at 10:00 a.m., Eastern Daylight Time, and any adjournments thereof hereby revoking any proxy heretofore given by the undersigned.

           (Continued and to be signed on reverse side)

IF NO CHOICE IS SPECIFIED THE UNDERSIGNED'S SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE MANAGEMENT SLATE OF DIRECTORS.


                                             Dated:........................



                                          ---------------------------------
                                          stockholder, sign name exactly
                                          as name appears